                                                                    EX-99.B11-1

                       CONSENT OF INDEPENDENT AUDITORS


The Board of Trustees
Green Century Funds:

We consent to the use of our report, dated August 22, 1997, incorporated herein by reference and to the references to our firm under the captions "FINANCIAL HIGHLIGHTS" and "ORGANIZATION AND MANAGEMENT OF THE FUNDS - Auditors" in the prospectus and "INDEPENDENT AUDITORS AND EXPERTS" in the statement of additional information, included herein.

                                               KPMG Peat Marwick LLP

Boston, Massachusetts
November 6, 1997